NORTH CAROLINA                      )
                                    )                      AGREEMENT
FORSYTH COUNTY                      )

         THIS AGREEMENT is made this 4th day of December, 1990, by and between SUPERBA, INC., a corporation organized and existing under the laws of the State of California (hereinafter "Licensor"), and PLUMA, INC., a corporation organized and existing under the laws of the State of North Carolina (hereinafter "Licensee").

                              W I T N E S S E T H :

         WHEREAS, Licensor has rights to the name, character, symbol, design, likeness, visual representation and components thereof of "Santee", as evidenced by Registration No. 830,629, (hereinafter collectively "Name"), such Name having been used in promotional and advertising material in the sale of ties and sport shirts, and is well known and recognized by the general public and is associated in the public mind with Licensor; and

         WHEREAS, Licensee desires to utilize the Name upon and in connection with the manufacture, sale, and distributions of Articles hereinafter described.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed:

                  1. Licensor's Representation. The Licensor represents that it is the sole and exclusive owner of all trademark rights and any other proprietary rights and interest in and to the Name, free


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and clear of all known claims and encumbrances, and has not relinquished any rights therein, voluntarily or involuntarily, by license, assignment, abandonment or any other form of transfer.

                  2.       Grant of License.

                           (a) Upon the terms and conditions set forth herein,
Licensor grants to Licensee, and Licensee hereby accepts, the exclusive right, license and privilege of utilizing the Name solely upon and in connection with the manufacture, sale, and distribution of sweatclothes, fleeceware and t-shirts (hereinafter, the "Articles").

                           (b) The term of the license shall continue
perpetually.

                  3. Terms of Payment. Licensee shall pay to Licensor a fee of twenty thousand dollars ($20,000) in consideration for the grant of the license.

                  4. Exclusivity. Nothing in this Agreement shall be construed to prevent Licensor from utilizing the Name in any manner whatsoever so long as such use is in no way competitive with Licensee in the fleecewear, sportswear, t-shirt or clothing industry; provided, however, Licensor will not grant, during the term hereof, any licenses to use the Name which would be competitive with Licensee in the fleecewear, sportswear, t-shirt or clothing industry.

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                  5. Indemnification of Licensee.

                           (a) Licensor hereby indemnifies Licensee and
undertakes to hold it harmless against any claims or suits arising solely out of the use by Licensee of the Name as authorized in this Agreement, provided that prompt notice is given to Licensor of any such claim or suit, and provided, further, that Licensor shall have the option to participate in the defense of any suit so brought, and no settlement of any such claim or suit is made without prior notification of Licensor.

                           (b) Licensee shall assist Licensor, to the extent
necessary and at the expense of Licensor, in the procurement of any protection or defense of any of Licensor's rights to the Name; and Licensor or Licensee, if either so desires, may commence or prosecute any claims or suits in its own name. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Name on articles similar to Articles which may come to Licensee's attention, and Licensor shall notify Licensee in writing of any infringements or imitations by others of the Name or articles similar to Articles which may come to Licensor's attention.

                  6. Protection of Licensee. Licensor acknowledges that the use of the Name is essential to the manufacture, sale and distribution of Licensee's Articles. In the event that Licensor is determined not to have rights in the Name, Licensor shall indemnify Licensee for any and all damages to Licensee resulting from

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required discontinued use of the Name.

                  7. Renewal of Registration. The Licensor warrants and represents that as of the date hereof the Name is validly registered with the United States Patent and Trademark Office and that such registration is currently in effect. Licensor further agrees, at his own expense and without notice from Licensee, to timely renew such registration from time to time as such renewal is required; provided, that in the event Licensor intends not to obtain such renewal, Licensor shall notify Licensee at least one hundred twenty
(120) days prior to such required renewal of its intention not to renew and shall, without additional consideration other than the mutual covenants and consideration contained herein, assign, transfer and convey all its rights, titles and interests in the Name to Licensee, and Licensee shall be entitled to seek such renewal.

                  8. Quality of Merchandise. Licensee warrants that the Articles shall be of high standard and of such style, appearance, and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Name and the goodwill pertaining thereto. Such Articles will be manufactured, sold, and distributed in accordance with all applicable Federal, State and local laws. The policies of sale, distribution and exploitation by Licensee shall be of high standard and to the best advantage and shall in no manner reflect adversely upon the good name of Licensor or any of its programs or the Name. To this end, Licensee shall, at Licensor's request, furnish to

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Licensor free of cost a reasonable number of samples of each Article, its cartons, containers, and packing and wrapping material.

                  9. No Joint Venture. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers.

                  10. Assignment or Sublicense. This Agreement and all rights and duties hereunder may be assigned by Licensee, except Licensee shall have no right to assign this License to any corporation, partnership, person or other legal entity which engages in the business of the manufacture, marketing and sale of neckties. Licensee shall furnish to Licensor written notice of any permitted assignment of this License.

                  11. Waiver. None of the terms of this Agreement may be waived or modified except by an express agreement in writing signed by both parties. There are no representations, promises, warranties, covenants, or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group, or corporation (whether included in the Name or otherwise) other than Licensee and Licensor shall be deemed to have acquired any rights by reason of

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anything contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                                     SUPERBA, INC.

(Corporate Seal)

                                                     By:  /s/
                                                              President

ATTEST:

 /s/
       Secretary

                                                     PLUMA, INC.

(Corporate Seal)

                                                     By:  /s/ George G. Wade
                                                                President

ATTEST:

  /s/ G. B. Piland
       Secretary

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